As filed with the Securities and Exchange Commission on December 8, 2015.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2
to
FORM 1-A
REGULATION A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933
STREETSHARES, INC.
(Exact name of issuer as specified in its charter)
Delaware	6199	46-4390152
State or other jurisdiction of incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
1985 Isaac Newton Square West, Suite 103
Reston, VA 20190
Telephone: (571) 325-2966
(Address, and telephone number of issuer’s principal executive offices)
Mark L. Rockefeller
Chief Executive Officer
StreetShares, Inc.
1985 Isaac Newton Square West, Suite 103
Reston, VA 20190
Telephone: (571) 325-2966
(Name, address, and telephone number, of agent for service)
with copies to:
Hayley Chang, Esq. General Counsel and Chief Compliance Officer StreetShares, Inc. 1985 Isaac Newton Square West, Suite 103 Reston, VA 20190 Telephone: (571) 325-2966	Brian S. Korn, Esq. Manatt, Phelps & Phillips, LLP 7 Times Square New York, NY 10036 Telephone: (212) 790-4500
This offering statement shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

EXPLANATORY NOTE
This Amendment No. 2 to the Regulation A Offering Statement on Form 1-A originally filed by StreetShares, Inc. on December 4, 2015 (the “Original Filing”) is being filed solely to file Exhibit 15.4 to the Original Filing as set forth below in Part III - Exhibits. No changes have been made to Parts I, II or F/S of the Original Filing. Accordingly, they have been omitted.

PART III — EXHIBITS
Index to Exhibits
Exhibit Number	Description
2.1†	Certificate of Incorporation of StreetShares, Inc., filed with the Delaware Secretary of State on December 3, 2013.
2.2†	Amended and Restated Certificate of Incorporation of StreetShares, Inc., filed with the Delaware Secretary of State on May 1, 2014.
2.3†	Bylaws of StreetShares, Inc., adopted by the Board of Directors on December 3, 2013.
3.1†	Form of StreetShares Note.
3.2†	StreetShares, Inc. Stockholders’ Agreement dated as of May 1, 2014.
10.1†	Power of Attorney.
11.1†	Consent of Independent Auditors.
11.2†	Consent of Manatt, Phelps & Phillips, LLP (Contained in Exhibit 12.1).
12.1†	Opinion of Manatt, Phelps & Phillips, LLP.
15.1†	Draft offering statement submitted September 15, 2015 pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T).
15.2†	Draft amended offering statement submitted November 3, 2015 pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T).
15.3†	Correspondence on behalf of the issuer dated November 3, 2015 previously submitted pursuant to Rule 252(d).
15.4	Correspondence on behalf of the issuer dated October 28, 2015 previously submitted pursuant to Rule 252(d).

†
Previously filed.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 8th day of December, 2015.
STREETSHARES, INC.
By:
/s/ Mark L. Rockefeller

Name:
Mark L. Rockefeller

Title:
Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.
Name and Signature	Title	Date
/s/ Mark L. Rockefeller Mark L. Rockefeller	Chief Executive Officer, Director (Principal Executive Officer)	December 8, 2015
/s/ Jesse Cushman Jesse Cushman	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	December 8, 2015
* Michael Konson	Chief Operating Officer, Director	December 8, 2015
* Hayley Chang	General Counsel and Chief Compliance Officer	December 8, 2015
* Paul Breloff	Director	December 8, 2015
* Don Rogers	Director	December 8, 2015
*By:	/s/ Mark L. Rockefeller Mark L. Rockefeller As Attorney-in-Fact